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                                                                    EXHIBIT 10.4

                                       [AVANADE LOGO]
                                       /SYSTEMS.SOLUTIONS.SUCCESS/FROM ACCENTURE
                                       & MICROSOFT

                                       2211 Elliott Avenue
                                       Seattle, Washington 98121
                                       Tel: 1 206 239 5600
                                       Fax: 1 206 239 5605

March 2, 2001

Adam Warby
2211 Elliott
Seattle, Washington, 98121

Dear Adam:

Avanade is excited to offer you the opportunity to join our company in the position of Vice President of Sales and Marketing effective March 5, 2001. We trust you will treat the details of this offer with utmost confidentiality.

As an Avanade employee, your compensation and benefits package will be as follows:

CASH COMPENSATION

      BASE SALARY:                     $200,000 per year payable two times per
                                       month. The merit review schedule for
                                       Avanade employees has not yet been
                                       established. All salary increases will be based on performance.

      INCENTIVE OPPORTUNITY:           An additional amount of up to 40% of your
                                       base salary is available to you in your
                                       first year with Avanade contingent upon
                                       your performance. Mitch Hill, CEO, will
                                       define your incentive plan.

      STOCK OPTIONS:                   We will recommend to the Board of
                                       Directors ("Board") that you receive an
                                       option to purchase a total of 236,250
                                       shares of Avanade stock at a price to be determined by the Board at the time of the grant. In addition, 78,750 stock options have been reserved for you. These additional options will be available for award after you have been with Avanade for one year and will be based on individual, team and company performance.
                                       All options will vest 25% after you have been at Avanade for one year and l/48th per month for the following 36 months thereafter (a four year vesting schedule).

      FOUNDERS STOCK                   100,000 shares at a price to be
                                       determined by the Board.

                                       In addition to the above vesting
                                       schedule, your options, whether vested or unvested, will be terminated and forfeited in full if your employment terminates other than

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                                              /SYSTEMS.SOLUTIONS.SUCCESS/FROM
                                              ACCENTURE & MICROSOFT

                                       for your death or disability prior to the earliest of an IPO, July 1, 2005 or certain changes of control.

                                       The options as recommended are subject to Board approval and will be subject to the stock option agreement and the Company's stock option plan as approved by the Board.

      HEALTH BENEFITS                  You will be eligible for all health
                                       benefits available to any other Avanade
                                       employee, starting on your first day of
                                       employment.

                                       The benefit plan includes medical with
                                       vision, dental, life, dependent life,
                                       disability, 401(k) with company match of 100% up to 6% of base salary, flexible spending accounts, and an Employee Assistance Program.

      VACATION You will be eligible to accrue 20 vacation days per year. Accrual begins upon hire. In order to make vacation days available to you from your date of hire, Avanade will allow you to take up to 10 vacation days during your first six months, as a vacation credit from your annual allotment, in advance of actually accruing such vacation. In the event your employment terminates before you have accrued all the vacation days you have actually used, you agree that Avanade may withhold and deduct from your final paycheck the pay associated with the vacation days used, but not accrued.

      EXTENDED BENEFITS                Avanade may offer additional benefits to
                                       support a work/life balance whereby
                                       Avanade will pay for additional items for you ("Extended Benefits Expenses"). If for any reason your employment terminates prior to your first anniversary of employment, you agree that, within 30 days of your departure, you will repay to Avanade the Extended Benefits Expenses, and that Avanade may withhold and deduct from your final paycheck any portion you are required to repay hereunder.

      TERMS This offer letter is not a contract of employment for any specific or minimum term. The employment Avanade offers you is terminable at will. This means that our employment relationship is voluntary and based on mutual

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                                                 [AVANADE LOGO]
                                                 /SYSTEMS.SOLUTIONS.SUCCESS/FROM
                                                 ACCENTURE & MICROSOFT

                                       consent. You may resign your employment, and Avanade likewise may terminate your employment, at any time, for any reason, with or without cause or notice. Any prior oral or written representations to the contrary are void, and any future representations to the contrary are also void and should not be relied upon unless they are contained in a formal written employment contract signed by an officer of Avanade and expressly stating the company's intent to modify the at-will nature of your employment.

This offer is contingent on your providing Avanade with proof of U.S. citizenship or legal authorization to work in the United States, the successful completion of a background investigation, and your entering into a Business Protection Agreement with Avanade.

We have enclosed a Business Protection Agreement for your review and signature. If the terms outlined in this letter are acceptable, please sign two originals of the letter and the enclosed Business Protection Agreement and return one signed original of each to us. You may retain the other originals for your records.

We look forward to your contribution to the success of Avanade and hope you will agree to join us. Should you have any questions, please call me at (206) 239-5760.

Sincerely,                                      ACCEPTANCE:
Avanade Inc.

/s/ Mitch Hill                                  /s/ [ILLEGIBLE]
---------------                                 -----------------------------
Mitch Hill                                      Signature
CEO

                                                3/15/2001
                                                ---------
                                                   Date
Enclosures

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